AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              VENTURELIST.COM, INC.

     Venturelist.com, pursuant to Section 78.390 of the Nevada Revised Statutes, adopts these Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments in effect to date. The Articles of Incorporation, as restated and amended by these restated Articles of Incorporation are set forth below and contain no other changes in any provision.

     The following amendment and addition to the Articles of Incorporation was adopted by unanimous consent of the Board of Directors pursuant to Section
78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

                                   ARTICLE I.

                                      Name

     The name of this corporation is VENTURELIST.COM., INC.


                                   ARTICLE II.

                                    Location

     The principal office of the corporation is to be located at 1325 Airmotive Way, Suite 175, City of Reno, County of Washoe, State of Nevada 89502.


                                  ARTICLE III.

                                 Resident Agent

     The name and address of the resident agent is: Zahra R. Gilak, 1325 Airmotive Way, Suite 175, Reno, Nevada 89502.


                                   ARTICLE IV.

                                     Purpose

     The purpose of this corporation is to engage generally in any lawful business or activity.

                                   ARTICLE V.
                            Authorized Capital Stock

     The total number of shares of stock that the corporation shall have authority to issue is 55,000,000, consisting of 50,000,000 shares of common stock, par value $.001 per share ("Common Stock"), and 5,000,000 shares of preferred stock par value $.01 per share ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of the directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                                   ARTICLE VI

                               Assessment of Stock

     This capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.


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

                                   ARTICLE VII

                               Director Liability

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates state law pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

                                  ARTICLE VIII

                            Director Indemnification

     The corporation shall indemnify its directors against all liability, damage, or expense resulting from the fact that such person is or was a director, to the maximum extent and under all circumstances permitted by law; except that the corporation shall not indemnify a director against liability, damage, or expense resulting from the director's gross negligence.

                                   ARTICLE IX

                                    Amendment

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by statute. All rights of shareholders of the corporation and all powers of directors of the corporation are granted subject to this reservation.

                                    ARTICLE X

                                    Directors

     The members of the governing board of the corporation shall be styled directors. The initial Board of Directors of this corporation consist of one director. The name and address of such director is as follows:

     Steve Bauman: 583 San Mateo Avenue, San Bruno, California 94066-2729

     This initial director shall serve until the next annual meeting of shareholders or until the election and qualification of their successors. The number of directors constituting the Board of Directors of this corporation may be increased or decreased from time to time in the manner specified in the Bylaws of this corporation.

                                   ARTICLE XI

                               Period of Existence

     The period of existence of this corporation shall be perpetual.

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

                                   ARTICLE XII

                                  Incorporator

     The name and address of the incorporator is as follows:

                                  Zahra R. Gilak
                                  1325 Airmotive Way, Suite 175
                                  Reno, Nevada 89502

         Dated this    day of          , 2000.
                   ----      ----------

                                             /s/ Zahra R. Gilak
                                             -----------------------------------
                                             Zahra R. Gilak
                                             Incorporator


STATE OF CALIFORNIA             )
                                ) ss.
COUNTY OF NAPA                  )

     On this day personally appeared before me, Zahra R. Galik, known to me to be the individual described in and who executed the within and foregoing instrument, and acknowledged that she signed the same as her free and voluntary act and deed, for the uses and purposes therein mentioned.

     Dated this     day of           , 2000.
               -----      -----------


                                             -----------------------------------
                                             Notary


                                  ARTICLE X111.

No Cumulative Voting Rights nor Preemptive Rights

     Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

     The Articles of Incorporation and all amendments and supplements to them are superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text as well as incorporate the amendments set forth above:

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

                            ARTICLES OF INCORPORATION
                                       OF
                              VENTURELIST.COM, INC.



                                   ARTICLE I.


     Signed this ___ day of September, 2000.


                                           VENTURELIST.COM, INC.

                                           By: /s/ Steve Bauman
                                              ----------------------------------
                                           Name: Steve Bauman
                                           Title: President

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